Exhibit 10.3

LONESTAR RESOURCES US INC. 2021 MANAGEMENT INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Management Incentive Plan (the “Plan”) of Lonestar Resources US Inc. (the “Company”).
The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:	December 31, 2020
Vesting Schedule:
Subject to the terms of the Agreement, 33% of the RSUs will vest on each of the first, second and third anniversaries of the Vesting Commencement Date (each such date, a “Vesting Date”), subject to the satisfaction of Performance Criteria established by the Administrator for the performance period applicable to such Vesting Date. The Performance Criteria relevant for each annual vesting tranche shall be established within the first 90 days of the applicable fiscal year of the Company by the Administrator in consultation with the Company’s chief executive officer and such Performance Criteria will be communicated to the Participant in a separate writing.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

LONESTAR RESOURCES US INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

Exhibit A
RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
    Award of RSUs and Dividend Equivalents.
(a)    The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.
(b)    The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
    Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT
    Vesting; Forfeiture.
(a)    The RSUs will vest according to the vesting schedule in the Grant Notice subject to Participant’s continued service on each applicable vesting date, except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.

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Exhibit A
(b)    In the event Participant incurs a Termination of Service as a result of a termination by the Company without Cause [or due to Participant’s resignation for Good Reason, in either case]1, on or within twenty-four (24) months following the consummation of a Change in Control, the RSUs shall immediately vest in full, effective as of immediately prior to such Termination of Service. Subject to the foregoing, if Participant incurs a Termination of Service for any other reason prior to vesting, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs which are not so vested shall lapse and expire.
(c)    For purposes of this Agreement, “Cause” has the meaning set forth in any employment or similar agreement entered into between the Participant and the Company or one of its Subsidiaries, or if there is no such agreement containing such defined term, “Cause” means: (i) Participant’s refusal to substantially perform the Participant’s duties to the Company (other than any such failure resulting from Participant’s incapacity due to physical or mental illness); (ii) Participant’s gross negligence or willful engagement in conduct that is materially injurious to the Company or its affiliates, whether monetarily or otherwise; (iii) Participant’s commission of a crime or an act of fraud, theft, misappropriation or embezzlement; (iv) Participant’s failure to comply with any reasonable legal directive of the Board or such Participant’s supervisor; (v) Participant’s material breach of any obligation under this Agreement or any other written agreement between Participant and the Company or any of its Affiliates; (vi) Participant’s violation of the Company’s written policies or codes of conduct, including written Policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or (vii) Participant’s violation of any securities or other law, rule or regulation applicable to the Company, its affiliates or Participant relating to the business operations of the Company or its affiliates.
(d)    [For purposes of this Agreement, “Good Reason” has the meaning set forth in any employment or similar agreement entered into between the Participant and the Company or one of its Subsidiaries, or if there is no such agreement containing such defined term, “Good Reason” means: (i) a material diminution in the Participant’s responsibilities, authority and duties as an employee of the Company; (ii) a material reduction in Participant’s annual base salary or target annual bonus (other than as part of a general proportional reduction for all senior executives); (iii) a requirement by the Company that the Participant relocate the Participant’s principal location of employment to a location that is more than fifty (50) miles from the Participant’s principal work location; or (iv) a material breach of the Participant’s employment or similar agreement by the Company. Notwithstanding the foregoing, no Good Reason will have occurred unless and until Participant has: (a) provided the Company, within ninety (90) days of Participant’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written-notice stating with specificity the applicable facts and circumstances underlying such finding of Good Reason; (b) provided the Company with an opportunity to cure, and the Company has not cured, the same within thirty (30) days after the receipt of such notice; and (c) the terminates the Participant’s employment within thirty (30) days after the end of the cure period.]2
1 Note to Draft: Only Participants who are key employees, as determined by the CEO, will have Good Reason.
2 Note to Draft: Delete bracketed language for Participants who do not have Good Reason.

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Exhibit A
    Settlement.
(a)    RSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Company’s option not later than March 15 of the year following the year in which such RSUs and Dividend Equivalents vest. The Company will provide Participant with reasonable notice of the expected date of settlement of the RSUs and Dividend Equivalents. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(b)    If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
    Tax Withholding.
(a)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
(b)    Without limiting the foregoing, if the RSUs and/or Dividend Equivalents are paid in Shares, the requirement for Participant to satisfy all tax withholding obligations may, at the election of the Participant, be satisfied by the Company retaining the number of Shares otherwise issuable under the RSUs and/or Dividend Equivalents as are sufficient to satisfy the statutory tax withholding obligations that arise in connection with the payment of the RSUs and/or Dividend Equivalents, as determined by the Company (a “Net Settlement”). Participant acknowledges that, unless Participant notifies the Company in writing at least 10 days prior the date of settlement of the RSU and Dividend Equivalents, such withholding will occur automatically and will be binding on the part of Participant.

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Exhibit A
ARTICLE IV.
OTHER PROVISIONS
    Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. If there are any inconsistencies between this Agreement and the Plan, the provisions of the Plan shall control.
    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

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Exhibit A
    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
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